                                  SCHEDULE 14A
                                 (RULE 14A-101)
                    INFORMATION REQUIRED IN PROXY STATEMENT
                            SCHEDULE 14A INFORMATION
                  Proxy Statement Pursuant to Section 14(a) of
                      the Securities Exchange Act of 1934

    Filed by the Registrant /X/

    Filed by a Party other than the Registrant / /

    Check the appropriate box:
    / /  Preliminary Proxy Statement
    / / Confidential, For Use of the Commission Only (as Permitted by Rule 14a-6(e)(2))
    /X/  Definitive Proxy Statement
    / /  Definitive Additional Materials
    / /  Soliciting Material Pursuant to Rule 14a-11(c) or Rule 14a-12

                                           CAPSTAR HOTEL COMPANY
--------------------------------------------------------------------------------
                (Name of Registrant as specified in its Charter)

--------------------------------------------------------------------------------
    (Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

/X/  No fee required.
/ /  Fee computed on table below per Exchange Act Rules 14a-6(i)(1) and 0-11.
     (1) Title of each class of securities to which transaction applies:
         N/A
         -----------------------------------------------------------------------
     (2) Aggregate number of securities to which transaction applies:
         N/A
         -----------------------------------------------------------------------
     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):
         N/A
         -----------------------------------------------------------------------
     (4) Proposed maximum aggregate value of transaction:
         N/A
         -----------------------------------------------------------------------
     (5) Total fee paid:
         0
         -----------------------------------------------------------------------

/ /  Fee paid previously with preliminary materials.

/ / Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the form or schedule and the date of its filing.

     (1) Amount Previously Paid:
         N/A
         -----------------------------------------------------------------------
     (2) Form, Schedule or Registration Statement No.:
         N/A
         -----------------------------------------------------------------------
     (3) Filing Party:
         N/A
         -----------------------------------------------------------------------
     (4) Date Filed:
         N/A
         -----------------------------------------------------------------------

                                     [LOGO]

                          1010 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20007

Dear Stockholder:

    You are cordially invited to attend the 1997 Annual Meeting of Stockholders of CapStar Hotel Company (the "Company"), which will be held at the Embassy Row Hilton Hotel, 2015 Massachusetts Avenue, N.W., Washington, D.C. 20036, on Tuesday, May 13, 1997, at 10:00 a.m., Eastern Time. All holders of the Company's outstanding common stock, par value $.01 per share, as of the close of business on March 24, 1997, are entitled to vote at the Annual Meeting.

    Enclosed for your information are copies of the Company's Proxy Statement and Annual Report to Stockholders. We hope that you find these materials informative.

    We hope you will be able to attend the Annual Meeting. Whether or not you expect to attend, you are urged to complete, sign, date and return the enclosed proxy card in the enclosed envelope as promptly as possible in order to make certain that your shares will be represented at the Annual Meeting.

                                          /s/ PAUL W. WHETSELL

                                          Paul W. Whetsell
                                          PRESIDENT, CHIEF EXECUTIVE
                                          OFFICER AND CHAIRMAN OF THE BOARD

                                     [LOGO]

                          1010 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20007

              ---------------------------------------------------

                    NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                      TO BE HELD ON TUESDAY, MAY 13, 1997

              ---------------------------------------------------

To the Stockholders of CAPSTAR HOTEL COMPANY:

    Notice is hereby given that the 1997 Annual Meeting of Stockholders (the "Annual Meeting") of CapStar Hotel Company (the "Company") will be held at the Embassy Row Hilton Hotel, 2015 Massachusetts Avenue, N.W., Washington, D.C. 20036, on Tuesday, May 13, 1997 at 10:00 a.m., Eastern Time. The Annual Meeting will be held for the following purposes:

        1. To elect ten directors to serve until the next Annual Meeting and until their successors have been duly elected and qualified;

        2. To ratify the appointment of KPMG Peat Marwick LLP as independent auditors for the Company for the fiscal year ending December 31, 1997; and

        3. To transact such other business as may properly come before the Annual Meeting and any adjournment thereof.

    The Board of Directors has fixed the close of business on March 24, 1997, as the record date for the determination of stockholders entitled to notice of and to vote at the Annual Meeting or any adjournment thereof.

    ALL STOCKHOLDERS ARE CORDIALLY INVITED TO ATTEND THE MEETING IN PERSON. WHETHER OR NOT YOU EXPECT TO ATTEND IN PERSON, IT IS REQUESTED THAT YOU PROMPTLY FILL IN, SIGN AND RETURN THE ENCLOSED PROXY CARD.

                                          By Order of the Board of Directors

                                          /s/JOHN EMERY

                                          John Emery
                                          SECRETARY

March 28, 1997

                                     [LOGO]

                          1010 WISCONSIN AVENUE, N.W.
                             WASHINGTON, D.C. 20007

                    ---------------------------------------

                              PROXY STATEMENT FOR
                         ANNUAL MEETING OF STOCKHOLDERS
                                 TO BE HELD ON
                             TUESDAY, MAY 13, 1997

                    ---------------------------------------

                                  INTRODUCTION

    The Board of Directors (the "Board of Directors" or the "Board") of CapStar Hotel Company, a Delaware corporation (the "Company"), is soliciting proxies from holders of the Company's common stock, par value $.01 per share (the "Common Stock"), to be voted at the 1997 Annual Meeting of Stockholders (the "Annual Meeting") to be held at the Embassy Row Hilton Hotel, 2015 Massachusetts Avenue, N.W., Washington, D.C. 20036, on May 13, 1997 at 10:00 a.m. Eastern Time, and at any adjournment thereof. This Proxy Statement and the enclosed proxy are first being mailed to stockholders on or about March 28, 1997.

                    SOLICITATION AND REVOCABILITY OF PROXIES

    The enclosed proxy is solicited on behalf of the Board of Directors for use at the Annual Meeting. Any stockholder giving a proxy for the meeting has the power to revoke it any time prior to its use by (i) granting a subsequently dated proxy, (ii) attending the Annual Meeting and voting in person, or (iii) otherwise giving notice in person or in writing to the Secretary of the Company. If a proxy in the accompanying form is duly executed and returned, the shares represented thereby will be voted at the Annual Meeting and, where a choice is specified, the proxy will be voted in accordance with such specification. The representation in person or by proxy of a majority of the shares entitled to vote shall constitute a quorum at the Annual Meeting. Directors will be elected by a plurality of the votes cast. With respect to the election of directors, votes may be cast in favor or withheld. Votes that are withheld will be excluded entirely from the calculation of votes and will have no effect. The affirmative vote of a majority of the shares present in person or by proxy is required for each of the other proposals. If a proxy card indicates an abstention or a broker non-vote on a particular matter, then the shares represented by such proxy will be counted for quorum purposes. If a quorum is present, an abstention will have the effect of a vote against the matter and broker non-votes will have no effect.

                      OUTSTANDING SHARES AND VOTING RIGHTS

    Only holders of record of Common Stock at the close of business on March 24, 1997 shall be entitled to vote at the Annual Meeting. At the close of business on March 24, 1997, the Company had 17,754,321 shares of Common Stock outstanding.

                                 PROPOSAL NO. 1
                       MANAGEMENT--ELECTION OF DIRECTORS

    Properly executed proxies will be voted as marked and, if not marked, will be voted in favor of the election of the persons named below as directors to serve until the next Annual Meeting of Stockholders and until their successors are duly elected and qualified. All of the nominees are currently directors of the Company, except for Mahmood Khimji, who the Company has agreed to nominate as a director in connection with the acquisition of a portfolio of six hotels from Highgate Hotels, Inc. (the "Highgate Portfolio"). The Board of Directors has no reason to believe that any nominee will be unable to serve if elected. However, if the Company does not consummate the acquisition of the Highgate Portfolio, Mr. Khimji will not stand for election as a director of the Company. In the event any nominee shall become unavailable to stand for election, the proxies named in the accompanying proxy may vote for the election of a substitute nominee designated by the Board of Directors. Certain information concerning such nominees is set forth below.

    THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE ELECTION OF EACH OF THE NOMINEES IDENTIFIED BELOW. PROXIES SOLICITED BY THE BOARD WILL BE SO VOTED EXCEPT WHERE AUTHORITY HAS BEEN WITHHELD. PROXIES CANNOT BE VOTED FOR MORE PEOPLE THAN THE NUMBER OF NOMINEES NAMED BELOW.

                                 NAME, PRINCIPAL OCCUPATION                                      SERVED AS A
                                   AND BUSINESS EXPERIENCE                                     DIRECTOR SINCE       AGE
---------------------------------------------------------------------------------------------  ---------------      ---
BRADFORD E. BERNSTEIN                                                                                  1996             30

    BRADFORD E. BERNSTEIN has served as a Principal and Vice President of Oak Hill Partners,
Inc., the investment advisor to several private investment funds (including Acadia Partners,
L.P.), since 1992. From 1991 until 1992, Mr. Bernstein worked at Patricof & Co. Ventures.
Prior to that, from 1989 to 1991, he worked at Merrill, Lynch & Co. Mr. Bernstein serves as a director of Pinnacle Brands, Inc., Payroll Transfers, Inc. and Caliber Collision Centers,
Inc.

EDWARD T. BURTON, III                                                                                  1996             54

    EDWARD T. BURTON, III has served as President of Windermere Consulting Company since
April 1995 and Chairman of the Commonwealth of Virginia Retirement System since March 1997 and Trustee since 1994. From 1994 to April 1995, he served as Managing Director and a member of the Board of Interstate Johnson Lane, Inc. Prior to that, from 1987 to 1993, he was
President of Rothschild Financial Services, Inc. Mr. Burton is a Visiting Professor of
Economics at the University of Virginia in Charlottesville, Virginia.

EDWARD L. COHEN                                                                                        1996             51

    EDWARD L. COHEN has served as an Executive Officer of Lerner Corporation, a real estate management and leasing company located in Bethesda, Maryland, since 1985. Mr. Cohen is also a
Principal of Lerner Enterprises, a real estate development and investment company. Prior to his participation with the Lerner organization, he was a lawyer in private practice in
Washington, D.C.

DANIEL L. DOCTOROFF                                                                                    1996             38

    DANIEL L. DOCTOROFF has been Managing Director of Oak Hill Partners, Inc., the investment advisor to several private investment funds (including Acadia Partners, L.P.), and its predecessor since August 1987; Vice President and Director of Acadia Partners MGP, Inc. since
March 1992; Vice President of Keystone, Inc. since March 1992; and a Managing Partner of
Insurance Partners Advisors, L.P. since February 1994. All of such entities are affiliates of
Acadia Partners. Mr. Doctoroff is also a Director of Bell & Howell Holdings Company, Kemper
Corporation and Specialty Foods Corporation.

                                 NAME, PRINCIPAL OCCUPATION                                      SERVED AS A
                                   AND BUSINESS EXPERIENCE                                     DIRECTOR SINCE       AGE
---------------------------------------------------------------------------------------------  ---------------      ---
EDWARD P. DOWD                                                                                         1996             54

    EDWARD P. DOWD has served as a Senior Vice President of John Hancock Real Estate
Investment Group of John Hancock Financial Services since 1992. Prior to that, from 1970 to
1992, Mr. Dowd served in various capacities at John Hancock Realty. Mr. Dowd serves as
Director of John Hancock Realty Investors, Inc., John Hancock Realty Services Inc. and
Maritime Life Assurance Co.

WILLIAM S. JANES                                                                                       1996             43

    WILLIAM S. JANES has served as a Principal and Director of RMB Realty, Inc. since 1990.
Prior to that, from 1984 to 1989, Mr. Janes served as Regional General Partner of Lincoln
Property Company. Mr. Janes serves as a Director of Paragon Group, Inc., a publicly-traded real estate investment trust, as well as Brazos Asset Management, Brazos Fund, Paragon
Property Services, Inc. and Carr Real Estate Services. Mr. Janes maintains professional affiliations as a member of the National Association of Real Estate Investment Trusts, the
Society of Industrial and Office Realtors and the Urban Land Institute.

MAHMOOD KHIMJI                                                                                          N/A             36

    MAHMOOD KHIMJI has served as Senior Vice President of Highgate Hotels, Inc., an owner and operator of hotel and commercial properties throughout North America, since 1988. Prior to that, from 1986 to 1988, Mr. Khimji was an associate at the law firm of Paul, Weiss, Rifkind,
Wharton & Garrison. Mr. Khimji serves as a Director of the Texas Hotel/Motel Association.

JOSEPH MCCARTHY                                                                                        1996             64

    JOSEPH MCCARTHY has been retired since 1994. From 1993 to 1994 he has served as Chairman of the Board for Motel 6. From 1985 to 1993, he served as President and Chief Executive
Officer for Motel 6. From 1980 to 1985, he served as President and Chief Executive Officer of
Lincoln Hotels. From 1976 to 1980, he served as President and Chief Executive Officer of
Quality Inns International. Prior to that, from 1971 to 1976, he served as Senior Vice
President of the Sheraton Corporation.

DAVID E. MCCASLIN                                                                                      1996             39

    DAVID E. MCCASLIN has served as Chief Operating Officer of the Company since 1994. Mr.
McCaslin joined the Company in 1987 as a General Manager and was named Vice President of
Operations in 1988. From 1985 to 1987, Mr. McCaslin served as General Manager for Lincoln
Hotels. Prior to that, from 1979 to 1985, he worked for Westin Hotels in various capacities, including Assistant General Manager, Rooms Division Manager and Food & Beverage Manager.

PAUL W. WHETSELL                                                                                       1996             46

    PAUL W. WHETSELL has served as President and Chief Executive Officer of the Company since its founding in 1987. From 1981 to 1986, Mr. Whetsell served as Vice President of Development for Lincoln Hotels in Dallas, Texas. Prior to that, from 1973 to 1981, Mr. Whetsell worked for Quality Inns in various capacities in its franchise division, culminating in Vice
President of Franchise.

             MANAGEMENT--THE BOARD OF DIRECTORS AND ITS COMMITTEES

    During the four month period beginning on August 20, 1996, the date of the Company's initial public offering (the "IPO"), the full Board met two times. Each director attended all meetings of the Board held while he was a director except Mr. Doctoroff was absent from one Board meeting.

BOARD COMMITTEES

    The Board currently has three committees, an Audit Committee, a Compensation Committee and an Investment Committee.

    The Audit Committee consists of three directors who are not employees of the Company ("Independent Directors"). The Audit Committee is responsible for making recommendations concerning the engagement of independent auditors, reviewing with the independent auditors the plans and results of the audit engagement, approving professional services provided by the independent auditors, reviewing the independence of the independent auditors, considering the range of audit and non-audit fees and reviewing the adequacy of the Company's internal accounting controls. During 1996, the Audit Committee met one time. The current members of the Audit Committee are Messrs. Bernstein, Burton and Cohen.

    The Compensation Committee consists of four Independent Directors. The Compensation Committee is responsible for the determination of compensation of the Company's executive officers and the administration of the Equity Incentive Plan (as defined herein). The Compensation Committee met one time during 1996. The current members of the Compensation Committee are Messrs. Bernstein, Doctoroff, Janes and McCarthy.

    The Investment Committee consists of the Chairman of the Board and three Independent Directors. The Investment Committee is responsible for the review and approval of investments proposed to be made by the Company. The Investment Committee met four times during 1996. The current members of this committee are Messrs. Doctoroff, Dowd, McCarthy and Whetsell.

    The entire Board of Directors acts as the nominating committee for directors and will consider nominations by stockholders for directors. The Board would be pleased to receive suggestions from stockholders about persons it should consider as possible members of the Board of Directors. Any such suggestion should be mailed to the Secretary of the Company by December 31, 1997.

COMPENSATION OF DIRECTORS

    Independent Directors are paid an annual fee of $12,000. In addition, each Independent Director is paid $750 for attendance at each meeting of the Board and $500 for attendance at each meeting of a committee of the Board of which such director is a member. Directors who are employees of the Company do not receive any fees for their service on the Board or a committee thereof. The Company reimburses directors for their out-of-pocket expenses in connection with their service on the Board. In connection with the IPO, each Independent Director was granted options to purchase 5,000 shares of Common Stock at the IPO price of $18 per share. On the date of the Company's Annual Meeting of Stockholders beginning with the 1997 Annual Meeting, each Independent Director will be granted options to purchase 5,000 shares of Common Stock at the then current market price. All options granted to directors will vest in equal installments over a three year period from the date of grant. Any Independent Director who ceases to be a director will forfeit the right to receive any options not previously vested or granted.

                       MANAGEMENT--THE EXECUTIVE OFFICERS

    The names of the executive officers of the Company as of the date of this Proxy Statement other than Messrs. Whetsell and McCaslin, who are also members of the Board (see "--Election of Directors" above), their positions and offices, business experience, terms of office and ages are as follows:

                            NAMES, POSITIONS AND OFFICES,                              SERVED AS AN EXECUTIVE
                               AND BUSINESS EXPERIENCE                                      OFFICER SINCE           AGE
-------------------------------------------------------------------------------------  -----------------------      ---
JOHN EMERY                                                                                         1995                 32

    JOHN EMERY has served as Treasurer and Secretary of the Company since March 1996.
From September 1995 to March 1996, he served as Director of Finance of the Company.
Prior to that, from January 1987 to September 1995, he worked for Deloitte & Touche
LLP in various capacities, culminating with Senior Manager for the hotel and real estate industries.

ROBERT GAUTHIER                                                                                    1993                 43

    ROBERT GAUTHIER has served as Senior Vice President, Operations of the Company and General Manager of the Sheraton, Colorado Springs since 1996. From 1993 to 1996, he served as Vice President, Operations for CapStar Management Company, L.P. Prior to
that, from 1987 to 1993, Mr. Gauthier served as Area Manager and General Manager for
Drexel Burnham Lambert Realty, Inc.

MICHAEL T. GEORGE                                                                                  1995                 38

    MICHAEL T. GEORGE has served as Senior Vice President, Operations since 1995.
From 1990 to 1995, Mr. George served as Vice President of Operations and ultimately as Chief Operating Officer for Devon Hotels Ltd. in Montreal. From 1989 to 1990, Mr.
George served as a General Manager and Vice President for Radisson Hotels
International, Inc. Prior to that, from 1986 to 1989, Mr. George served in various capacities with Radisson Hotels, Hilton Hotels and Sheraton Hotels.

WILLIAM M. KARNES                                                                                  1996                 50

    WILLIAM M. KARNES has served as Senior Executive Vice President, Finance and
Chief Financial Officer of the Company since April 1996. From 1994 to 1996, Mr.
Karnes served as Senior Vice President and Chief Financial Officer of Tucker
Properties Corporation, a publicly traded real estate investment trust. From 1991 to
1994, Mr. Karnes served as Senior Vice President Finance and Administration for
Banyan Management Corp., a company that provides management services for five public real estate investment trusts and three master limited partnerships. Prior to that, from 1989 to 1991, Mr. Karnes served as Chief Operating Officer of Miglin-Beitler,
Inc., a private real estate development, management and leasing firm.

                            NAMES, POSITIONS AND OFFICES,                              SERVED AS AN EXECUTIVE
                               AND BUSINESS EXPERIENCE                                      OFFICER SINCE           AGE
-------------------------------------------------------------------------------------  -----------------------      ---
D. SCOTT LIVCHAK                                                                                   1990                 42

    D. SCOTT LIVCHAK has served as Senior Vice President, Operations since 1990. From
1985 to 1989, Mr. Livchak served as a General Manager for The Adam's Mark Hotel in
Washington, D.C., owned by HBE Corporation. From 1983 to 1985, Mr. Livchak worked for the Sheraton Atlanta Hotel in the capacity of Resident Manager. From 1977 to 1983,
Mr. Livchak held various management positions with Sheraton Corporation.

JOHN E. PLUNKET                                                                                    1993                 41

    JOHN E. PLUNKET has served as Executive Vice President, Finance and Development since November 1993. From September 1991 to October 1993, Mr. Plunket served as Vice
President and Principal Broker for CIG International, an investment and hotel asset management company. From February 1988 to August 1991, Mr. Plunket served as Managing
Director of Cassidy & Pinkard Inc., a commercial real estate services company. From
1985 to 1987, Mr. Plunket served as Senior Vice President for Oxford Development
Corporation. Prior to that, from December 1979 to April 1985, Mr. Plunket worked for
Marriott Corporation in various capacities, culminating in Director of Project
Finance.

EXECUTIVE COMPENSATION

    The following table sets forth all compensation paid by the Company during 1996 with respect to the Chief Executive Officer and the four most highly compensated executive officers (the "Named Executive Officers").

                                                                                                         LONG-TERM
                                                                         ANNUAL COMPENSATION           COMPENSATION
                                                                 ------------------------------------  -------------
                                                                                        OTHER ANNUAL      OPTIONS
NAME AND PRINCIPAL POSITION                             YEAR       SALARY      BONUS    COMPENSATION      GRANTED
----------------------------------------------------  ---------  ----------  ---------  -------------  -------------
Paul W. Whetsell....................................       1996  $  215,081  $      --   $     2,312       150,000
  President, Chief Executive Officer
  and Chairman of the Board
David E. McCaslin...................................       1996     179,748     30,000         2,312        87,500
  Chief Operating Officer
  and Director
John E. Plunket.....................................       1996     185,691     10,000            --        73,129
  Executive Vice President, Finance
  and Development
William M. Karnes...................................       1996     154,549     30,000            --        50,000
  Senior Executive Vice President
  and Chief Financial Officer
Michael T. George...................................       1996     132,000     13,000      20,500(1)       18,282
  Senior Vice President, Operations

------------------------

(1) Represents moving expenses paid to Mr. George pursuant to an agreement with the Company.

STOCK OPTION GRANTS

    The following table sets forth certain information with respect to the options granted to the Named Executive Officers during 1996.

                       OPTION GRANTS IN FISCAL YEAR 1996

                                                                                                         POTENTIAL VALUE AT
                                   NUMBER OF                                                          ASSUMED ANNUAL RATES OF
                                  SECURITIES      % OF TOTAL                                          STOCK PRICE APPRECIATION
                                  UNDERLYING    OPTIONS GRANTED     EXERCISE                            FOR OPTION TERM (2)
                                    OPTIONS     TO EMPLOYEES IN        OR            EXPIRATION      --------------------------
NAME                                GRANTED    1996 FISCAL YEAR    BASE PRICE           DATE              5%           10%
--------------------------------  -----------  -----------------  -------------  ------------------  ------------  ------------
Paul W. Whetsell................     150,000            20.1%       $      18    August 20, 2006     $  1,698,015  $  4,303,105
David E. McCaslin...............      87,500            11.7               18    August 20, 2006          990,509     2,510,144
John E. Plunket.................      73,129             9.8               18    August 20, 2006          827,828     2,097,878
William M. Karnes...............      50,000             6.7               18    August 20, 2006          566,005     1,434,368
Michael T. George...............      18,282             2.5               18    August 20, 2006          206,954       524,462

------------------------

(1) All of these options vest in equal installments over three years except 10,000 of the options granted to Mr. Plunket which vested immediately upon their grant.

(2) In accordance with rules of the Securities and Exchange Commission, these amounts are the hypothetical gains or "options spreads" that would exist for the respective options based on assumed rates of annual compound stock price appreciation of 5% and 10% from the date the options were granted over the full option term.

COMPENSATION PLANS

    MANAGEMENT BONUS PLAN. The Company has established a management bonus plan (the "Management Bonus Plan") under which certain officers and employees of the Company, including the Named Executive Officers, are eligible to receive cash bonuses based upon the achievement of predetermined corporate and individual goals. Bonuses awarded under the Management Bonus Plan may not exceed 100% of the officer or employee's annual base salary. The Management Bonus Plan is administered by the Compensation Committee.

    STOCK PURCHASE PLAN. Each employee of the Company customarily employed at least 20 hours or more per week by the Company or an affiliate (as defined in the Company's stock purchase plan (the "Stock Purchase Plan")), other than an employee who owns beneficially 5% or more of the outstanding Common Stock, is eligible to participate in the Stock Purchase Plan. Under the Stock Purchase Plan, participating employees may elect to authorize the Company to withhold a minimum of $200 per quarter and a maximum of 8% or $25,000 (whichever is less) of the participating employee's base pay, which amounts will be used to purchase Common Stock from the Company on a monthly basis. The purchase price of Common Stock will equal a designated percentage from 85% to 100% of the closing sales price for Common Stock as reported on the Composite Transactions Tape of the NYSE (except as described below) on the first trading day of the month or on the last trading day of the month, whichever is less. The designated percentage will be established annually by the Compensation Committee which is responsible for the administration of the Stock Purchase Plan.

    Common Stock purchased under the Stock Purchase Plan is held in custodial accounts until sold or distributed at the participant's request. The custodian may charge a fee for the execution of any such sale or for the delivery of share certificates. The participant may not elect to purchase stock under the Stock Purchase Plan for three months after a withdrawal or sale of Common Stock under the Stock Purchase Plan. Shares purchased under the Stock Purchase Plan may not be sold for six months after their purchase. Any cash dividends paid on Common Stock held in a participant's account will be reinvested in additional Common Stock (at 100% of fair market value). Non-cash distributions on Common Stock held in a participant's account will be distributed to the participant.

    The Company has reserved 500,000 shares of Common Stock for issuance under the Stock Purchase Plan. Such shares may be from authorized and unissued shares, treasury shares or a combination thereof. The Stock Purchase Plan will remain in effect until terminated by the Board, or until all shares authorized for issuance thereunder have been issued. The Stock Purchase Plan may be amended from time to time by the Board. No amendment will increase the aggregate number of shares of Common Stock that may be issued and sold under the Stock Purchase Plan (except for authorizations pursuant to the anti-dilution provisions of the Stock Purchase Plan) without further approval by the Company's shareholders.

    EQUITY INCENTIVE PLAN. The Company's Equity Incentive Plan (the "Equity Incentive Plan") is designed to attract and retain qualified directors, officers and other key employees of the Company and its affiliates (as defined in the Equity Incentive Plan). The Equity Incentive Plan authorizes the grant of options to purchase shares of Common Stock ("Options"), stock appreciation rights ("Appreciation Rights") and restricted shares ("Restricted Shares"). The Compensation Committee administers the Equity Incentive Plan and determines to whom Options, Appreciation Rights and Restricted Shares are to be granted and the terms and conditions thereof, including the number of shares relating to each award and the period of exercisability or restricted period, as the case may be. Notwithstanding the foregoing, the Board may resolve to administer the Equity Incentive Plan itself, in which case the term Compensation Committee shall be deemed to mean the Board.

    Subject to adjustment as provided in the Equity Incentive Plan, the number of shares of Common Stock that may be issued or transferred and covered by outstanding awards granted under the Equity Incentive Plan may not in the aggregate exceed 1,740,000 shares. To the extent that an award is canceled, terminates, expires or lapses for any reason without the payment of consideration, any shares of Common Stock subject to the award will again be available for the grant of awards. Common Stock subject to Appreciation Rights that are settled in cash will thereafter be available for the grant of awards. Common Stock issued under the Equity Incentive Plan may be from authorized and unissued shares, treasury shares or a combination thereof. Awards may be granted to directors, officers or other key employees of the Company or an affiliate, as determined by the Compensation Committee.

    In connection with the IPO, the Company granted certain executive officers and other members of management options to purchase up to 745,254 shares of Common Stock at the IPO price of $18 per share. Certain of these options were exercisable immediately upon their grant, while the remaining options become exercisable in three annual installments.

    The Compensation Committee may grant Options at a per share price equal to, greater than or less than fair market value of the Common Stock on the date of grant. The exercisability of Options may be conditioned on continued service and/or the achievement of specified performance objectives ("Management Objectives"). Subject to adjustment as provided in the Equity Incentive Plan, no participant shall be granted awards relating to more than 200,000 shares during any calendar year. The Compensation Committee shall determine the method of exercising options and the form of payment, which may include, without limitation, cash, shares of Common Stock that are already owned by the optionee, other property or "cashless exercise" arrangements. Any grant may provide for automatic "reload option rights", except that the term of any reload options shall not extend beyond the term of the Options originally exercised. The Compensation Committee may specify at the time Options are granted that shares of Common Stock will not be accepted in payment of the option price until they have been owned by the optionee for a specified period; however, the Equity Incentive Plan does not require any such holding period. Options granted under the Equity Incentive Plan may be intended to qualify as "incentive stock options" within the meaning of Section 422 of the of the Internal Revenue Code of 1986, as amended (the "Code"), or Options that are not intended to so qualify. No incentive stock option may be exercised more than ten years from the date of grant. Each grant must specify the period, if any, of continuous service with the Company or any affiliate that is necessary before the Options will become exercisable and may provide for the earlier exercise of the Options in the event of a change of control of the Company or other event. More than one grant may be made to the same optionee.

    Appreciation Rights granted under the Equity Incentive Plan may be either free-standing Appreciation Rights or Appreciation Rights that are granted in tandem with Options. An Appreciate Right represents the right to receive from the Company the difference (the "Spread"), or a percentage thereof not in excess of 100%, between the base price per share of Common Stock in the case of a free-standing Appreciation Right, or the option price of the related Option Right in the case of a tandem Appreciation Right, and the market value of the Common Stock on the date of exercise of the Appreciation Right. Tandem Appreciation Rights may only be exercised at a time when the related Option Right is exercisable and the Spread is positive, and the exercise of a tandem Appreciation Right requires the surrender of the related Option Right for cancellation. A free-standing Appreciation Right must specify a base price, which may be equal to, greater than or less than the fair market value of a share of Common Stock on the date of grant, must specify the period of continuous service that is necessary before the Appreciation Right becomes exercisable (except that it may provide for its earlier exercise in the event of a change in control of the Company or other event) and, in the case of an Appreciation Right awarded in tandem with an incentive stock option, may not be exercised more than ten years from the date of grant. Any grant of Appreciation Rights may specify that the amount payable by the Company upon exercise may be paid in cash, Common Stock or a combination thereof. In addition, any grant may specify that an Appreciation Right may be exercised only in the event of a change in control of the Company. The Compensation Committee may condition the award of Appreciation Rights on continued service and/or the achievement of one or more Management Objectives.

    The Compensation Committee may award Restricted Shares to participants in such amounts and subject to such terms and conditions as may be determined by the Compensation Committee. The participant may be entitled to voting, dividend and other ownership rights prior to the vesting of the shares. The Compensation Committee may condition the vesting of an award on the achievement of specified management objectives.

    No Options, Appreciation Rights or other awards are transferable by a participant except by will or the laws of descent and distribution. Options and Appreciation Rights may not be exercised during a participant's lifetime except by the participant or, in the event of the participant's incapacity, by the participant's guardian or legal representative acting in a fiduciary capacity on behalf of the participant under state law and court supervision.

    In the event of certain stock dividends, stock splits, combinations of shares, recapitalizations, mergers, consolidations, spin-offs, reorganizations, liquidations, issuances of rights or warrants, and similar transactions or events, the Compensation Committee, in its sole discretion, may adjust (i) the maximum number of shares that may be issued or transferred under the Equity Incentive Plan, (ii) the number of shares covered by outstanding awards, (iii) the exercise price of outstanding options and (iv) base prices of outstanding SARs. The Compensation Committee may also, as it determines to be appropriate in order to reflect any such transaction or event, make or provide for such adjustments in the number of shares that may be issued or transferred and covered by outstanding awards granted under the Equity Incentive Plan and the number of shares permitted to be covered by Options and Appreciation Rights granted to any one participant during any calendar year.

    In connection with its administration of the Equity Incentive Plan, the Compensation Committee is authorized to interpret the Equity Incentive Plan, related agreements and other documents. With the approval of the Board, the Equity Incentive Plan may be amended from time to time by the Compensation Committee but, without further approval by the shareholders of the Company, no such amendment may (i) increase the total number of shares of Common Stock that may be issued under the Equity Incentive Plan (except as otherwise provided in the plan), (ii) modify the Equity Incentive Plan's eligibility requirements or
(iii) materially increase the benefits accruing to participants under the Equity Incentive Plan.

EMPLOYMENT AGREEMENTS

    Each of Paul Whetsell, David McCaslin, William Karnes and John Plunket are parties to employment agreements with the Company which will expire on December 31, 1999. Mr. Whetsell's and Mr. McCaslin's agreements provide for automatic one year extensions thereafter unless either the executive or the Company gives notice to the other at least 120 days prior to the end of any such period that he or it, as the case may be, does not wish to extend the agreement for an additional period. The employment agreements provide for annual base salaries of $225,000, in the case of Mr. Whetsell, $215,000, in the case of Mr. McCaslin and Mr. Karnes, and $150,000, in the case of Mr. Plunket, subject, in each such case, to periodic increases. Each executive will be eligible to receive annual bonuses and will be entitled to participate in all existing or future plans for the benefit of the Company's employees and management, on the same basis as other senior executive officers of the Company.

    Under the employment agreements of Messrs. Whetsell and McCaslin, each is entitled to receive (i) a lump sum payment equal to the product of (a) his total cash compensation for the previous fiscal year and (b) the greater of (1) the number of full and fractional years remaining in the agreement and (2) the number two, if his employment is terminated by the Company without Cause (as defined below) or is terminated by the executive for Good Reason (as defined below), or (ii) a lump sum payment equal to two times his total cash compensation for the previous fiscal year if the Company elects not to extend his contract for an additional year at the end of its initial term (which ends December 31, 1999) or any subsequent term. The events constituting "Good Reason" include the assignment to the executive of duties materially inconsistent with his position and a material breach of the employment agreement by the Company. As used in the employment agreements of Messrs. Whetsell and McCaslin, the term "Cause" includes (i) the executive's willful and intentional failure or refusal to perform or observe any of his material duties set forth in his employment agreement, if such breach is not cured within 30 days of notice from the Company; (ii) any willful and intentional act of the executive involving theft, fraud, embezzlement or dishonesty affecting the Company; and (iii) the executive's conviction of an offense which is a felony in the jurisdiction involved. Messrs. Whetsell's and McCaslin's employment agreements also provide that if (i) the executive elects to terminate his employment within six months of a Change in Control (as defined below) of the Company or (ii) within one year of any such change in control, the executive is terminated without Cause or the executive terminates his employment for Good Reason, the executive is entitled to receive a lump sum payment equal to the product of (a) his total cash compensation for the previous fiscal year and (b) the greater of (1) the number of full and fractional years remaining in the agreement and (2) the number three. As used in the employment agreements of Messrs. Whetsell and McCaslin, the term "Change in Control" means the occurrence of one of the following events: (i) any person or entity other than Acadia Partners becoming beneficial owner of greater than 35% of the Common Stock; (ii) the Company adopts a plan of liquidation; (iii) the Company merges or combines with another company and, immediately thereafter, the stockholders of the Company prior to the merger or combination hold 50% or less of the Common Stock; (iv) the Company sells all or substantially all of its assets; or (v) the Company ceases to act as general partner of CapStar Management. Amounts received by the executive upon termination of employment will increase to compensate the executive for any excise tax payable by him under the Code. These employment agreements prohibit the executives from using or disclosing any confidential information about the Company and its operations for a period of three years after the term of employment and from engaging in any competitive hotel business for a period of one year after the term of employment.

    Under the employment agreements of Messrs. Karnes and Plunket, each is entitled to receive a lump sum payment equal to his annual base salary for the greater of one year or the remaining unexpired term of employment, if his employment is terminated by the Company without Cause (as defined below). Each of these executives will be entitled to receive his annual base salary for a period of two years if his employment is terminated by the executive as a result of the occurrence of a Material Adverse Change (as defined below) or likely occurrence of a Material Adverse Change following a Change in Control (as defined below). The events constituting "Cause" under the employment agreements of Messrs. Karnes and Plunket include: (i) the executive's inability to perform his duties under the agreement for more than a 120-day period, whether or not continuous, during any 365-day period; (ii) acts of willful misfeasance or gross negligence in connection with the executive's employment; (iii) the executive's conviction of (or plea of no contest to) an offense which is a felony in the jurisdiction involved; (iv) repeated failure, after written notice thereof, by the executive to perform any of his duties under the employment agreement; and
(v) a breach of a specific provision of the employment agreement and, if such breach is curable, failure to cure same within 30 days of written notice thereof. As used in the employment agreements of Messrs. Karnes and Plunket, the term "Change in Control" means: any person or entity, other than Acadia Partners, becoming beneficial owner of greater than 35% of the Common Stock, so long as no Change in Control will be deemed to have occurred if the executive continues to report to Paul W. Whetsell. As used in the employment agreements of Messrs. Karnes and Plunket, the term "Material Adverse Change" means a material reduction or material adverse change in the executive's working conditions if, after such reduction or change, the executive's authority or working conditions are not commensurate with those of executives holding chief financial officer positions at companies comparable to the Company in the lodging industry.

                             COMPENSATION COMMITTEE
                        REPORT ON EXECUTIVE COMPENSATION

    The Company's executive compensation program provides competitive levels of compensation designed to integrate pay with the Company's annual and long-term performance goals. Underlying this objective are the following concepts: supporting an individual pay-for-performance policy that differentiates compensation levels based on corporate and individual performance; motivating key senior officers to achieve strategic business objectives and rewarding them for that achievement; providing compensation opportunities which are competitive to those offered in the marketplace, thus allowing the Company to compete for and retain talented executives who are critical to the Company's long term success; and, aligning the interest of executives with the long-term interests of the Company's stockholders.

    In the interest of balancing all key stockholder interests, the Compensation Committee believes that the compensation of the executive officers of the Company, along with the compensation of other officers, should be comprised of a combination of base salary, short-term annual incentive bonus under the Management Bonus Plan and long-term stock options under the Equity Incentive Plan. While these elements are balanced in total in comparison to other comparable organizations, the Compensation Committee believes that potential compensation in the form of performance-related variable compensation should be emphasized. Variable compensation will be both short-term and long-term based. The resulting total package has been designed to reward officers for the creation of long-term stockholder value in excess of other comparable organizations.

BASE SALARY

    In determining the appropriate amount of fixed base pay for officers, the Compensation Committee compared the officers' base salaries with those paid to other executives in the hotel industry.

INCENTIVE BONUS

    Under the Management Bonus Plan, certain officers and employees of the Company are eligible to receive cash bonuses upon fulfillment of predetermined corporate and individual goals. Each of the executive officers received bonuses for fiscal 1996 in accordance with the terms of a previously existing bonus plan. Annual bonus payouts in 1997 to other officers will range up to 100% of base salary, in accordance with the Management Bonus Plan. Full bonus payouts will be made only if the Company's performance goals are exceeded. Bonuses will not be available if minimum performance goals are not met.

STOCK OPTIONS

    Stock options, stock appreciation rights and restricted shares are granted to officers and other key employees of the Company under the Equity Incentive Plan as incentives to promote long-term growth and to increase stockholder value. The Compensation Committee believes that the grant of options focuses attention on managing the Company from the perspective of an owner with an equity stake in the business. The Company granted certain executive officers and other members of management options to purchase up to 745,254 shares of Common Stock. All options granted were at the fair market value as of the date of grant, which was the IPO price of $18 per share. Since the value of an option bears a direct relationship to the Company's stock price, it serves as an effective long-term incentive, which is highly compatible with the interests of stockholders, and is therefore an important element of the Company's compensation policy.

CHIEF EXECUTIVE OFFICER COMPENSATION

    Mr. Whetsell's compensation as Chairman of the Board and Chief Executive Officer for 1996 was $215,081 per year, which is below comparable compensation for other chief executive officers in the hotel industry. This compensation was established by the Compensation Committee. Mr. Whetsell's compensation for 1997 will be $250,000 per year, which will continue to be below other chief executive officers in the hotel industry. This compensation was established by the Compensation Committee. See "Management-- The Executive Officers--Employment Agreements."

TAX DEDUCTIBILITY OF COMPENSATION

    Section 162(m) of the Code, generally limits the deductibility on the Company's tax return of compensation over $1 million to any of the officers of the Company unless the compensation is paid pursuant to a plan which is performance-related, non-discriminatory and has been approved by the Company's stockholders. The Compensation Committee's policy with respect to Section 162(m) is to make every reasonable effort to ensure that compensation is deductible to the extent permitted, while simultaneously providing the Company's officers with appropriate rewards for their performance. The Company did not pay any compensation during 1996 that would be subject to Section 162(m).

                                          THE COMPENSATION COMMITTEE
                                          Bradford E. Bernstein
                                          Daniel L. Doctoroff
                                          William S. Janes
                                          Joseph McCarthy

                               PERFORMANCE GRAPH

    The following graph compares the cumulative annual return of the Common Stock since August 20, 1996, the date of the IPO, with the cumulative total return of the New York Stock Exchange Market Value Index and the Company's peer group (the "Peer Group") index over the same period, assuming an initial investment of $100 on August 20, 1996, with all dividends reinvested. The Peer Group consists of Bristol Hotel Company, Interstate Hotels Company, John Q. Hammons Hotels Company, Prime Hospitality Corporation and Servico Inc. The Company believes that the Peer Group represents the Company's principal competitors in the hotel ownership and management segment of the hospitality industry. In addition, the Peer Group is comprised of publicly traded Companies whose market capitalizations and principal lines of business are comparable to those of the Company.
EDGAR REPRESENTATION OF DATA POINTS USED IN PRINTED GRAPHIC

                         08/20/96   09/30/96   12/31/96
CapStar Hotel Company     $ 100.00      93.75     109.03
Peer Group Index          $ 100.00     104.52     108.89
NYSE Market Index         $ 100.00     104.66     111.89

CapStar Hotel Company
Peer Group Index
NYSE Market Index

                 CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

ACQUISITIONS

    In March 1996, the Company acquired The Latham Hotel in Washington, D.C. for a purchase price of $12,000,000 from LCP Hotel Ventures, L.P. ("LCP"). At the time of the acquisition, the general partner of LCP was Latham Hotels, Inc. ("LHI"), a corporation owned 80% by Paul W. Whetsell, President and Chief Executive Officer of the Company, and 10% by David E. McCaslin, Chief Operating Officer of the Company. Including their interests in LHI, Mr. Whetsell and Mr. McCaslin owned, directly or indirectly, 9.18% and 0.52%, respectively, of the beneficial interest in LCP and received $763,000 and $42,000, respectively, of the net proceeds of the purchase price paid to LCP. The purchase price for The Latham Hotel was determined through arm's-length negotiations between the Company, on the one hand, and representatives of the holders of the majority of the beneficial interests in LCP, on the other hand; such representatives are not affiliated with the Company.

    Since November 1995, the Company has acquired 85.2% of the limited partnership interests in the partnership ("Atlanta Partners") that owns the Westin Atlanta Airport. In November 1995, the Company acquired, for a purchase price of $56,000, the 1% general partnership interest in Atlanta Partners previously held by a corporation in which E. Robert Roskind owned an equity interest ("LHP"). At the time of such acquisition, Mr. Roskind was a principal of both CapStar Management Company, L.P. (one of the Company's predecessor entities, which now functions as the Company's subsidiary operating partnership, "CapStar Management") and EquiStar Hotel Investors, L.P. (one of the Company's predecessor entities, "EquiStar"). LHP was also paid a fee of $893,000 in connection with the acquisition of the partnership interests in Atlanta Partners, and is entitled to an additional $161,000 upon the ultimate disposition of Atlanta Partners. The LCP Group, L.P., in which Mr. Roskind owns an equity interest is entitled to an annual fee of $30,000 for providing certain administrative services relating to the outside limited partners of the Westin Atlanta Airport. All of the compensation paid or payable to affiliates of Mr. Roskind in connection with the Westin Atlanta Airport transaction was negotiated between Mr. Roskind, on the one hand, and other principals of EquiStar, on the other hand, who believed the compensation to have been at fair market value. Mr. Roskind is no longer associated with the Company.

OWNERSHIP INTERESTS IN CERTAIN MANAGED HOTELS

    Mr. Whetsell and Mr. McCaslin and corporations owned by them own, directly or indirectly, (i) a leasehold interest, expiring on December 31, 2001, in two of the hotels which the company manages for third party owners (the "Managed Hotels") and (ii) minority equity interests in eight of the Managed Hotels. Mr. Whetsell and Mr. McCaslin exercise management control over the entities that own four of these Managed Hotels (the "Affiliated Owners") through their ownership of certain entities which serve as general partners of the Affiliated Owners. Such interests were acquired prior to the formation of CapStar Management and EquiStar. During 1996, the Company received approximately $824,070 in management fees from those Managed Hotels in which Messrs. Whetsell and McCaslin own an equity interest, including approximately $554,896 in management fees from the Affiliated Owners. Under the terms of their employment agreements, Messrs. Whetsell and McCaslin are prohibited from hereafter acquiring any interests in hotels or hotel management companies while they serve as officers of the Company. See "The Executive Officers--Employment Agreements."

INDEBTEDNESS OF CERTAIN MEMBERS OF MANAGEMENT

    In connection with the initial formation and capitalization of EquiStar, CapStar Management made loans to certain directors and executive officers of the Company, which loans were used to make capital contributions to EquiStar. Such loans were made from August 1995 through April 1996 and bore interest at the prime rate through December 31, 1995 and at a rate of 1.5% above the prime rate thereafter. The largest aggregate amounts of the loans to such directors and executive officers outstanding at any time (where such aggregate amount exceeded $60,000) were $300,000 to Mr. Whetsell and $147,500 to Mr. McCaslin. All such loans were repaid in September 1996.

SUBORDINATED DEBT

    One member of the syndicate of lenders of the Company's $50 million of subordinated indebtedness is Oak Hill Securities Fund, L.P. ("Oak Hill Securities"). The investment advisor to Oak Hill Securities is Oak Hill Advisors, Inc., one of the principal stockholders of which is Daniel L. Doctoroff, a director of the Company. Mr. Doctoroff is also a principal stockholder of Oak Hill Partners which is the investment advisor to Acadia Partners, L.P., a principal stockholder of the Company. The Company has borrowed an aggregate of $25 million from Oak Hill Securities. See "Principal Stockholders."

                             PRINCIPAL STOCKHOLDERS

    The following table sets forth certain information regarding the beneficial ownership of Common Stock as of March 24, 1997 by (i) all persons known by the Company to own beneficially more than 5% of the Common Stock, (ii) each director who is a stockholder, (iii) each of the Named Executive Officers, and (iv) all directors and executive officers as a group.

                                                                                               SHARES BENEFICIALLY
                                                                                                      OWNED
                                                                                            --------------------------
  NAME & ADDRESS OF BENEFICIAL OWNER                                                         NUMBER      PERCENTAGE
------------------------------------------------------------------------------------------  ---------  ---------------
  Acadia Partners, L.P.(1)................................................................  1,426,102           8.0%
  RCM Capital Management, L.L.C.(2).......................................................  1,424,500           8.0
  LaSalle Advisors Limited Partnership and ABKB/LaSalle
    Securities Limited Partnership(3).....................................................  1,154,700           6.5
  Franklin Resources, Inc.(4).............................................................    987,500           5.6
  Paul W. Whetsell(5).....................................................................    970,503           5.5
  David E. McCaslin(6)....................................................................    472,236           2.7
  John E. Plunket(6)......................................................................    462,729           2.6
  William M. Karnes(7)....................................................................          0            --
  John Emery(7)...........................................................................          0            --
  Michael T. George(7)....................................................................          0            --
  D. Scott Livchak(7).....................................................................          0            --
  Robert Gauthier(7)......................................................................          0            --
  Daniel L. Doctoroff(7)..................................................................          0            --
  Bradford E. Bernstein(7)................................................................          0            --
  William S. Janes(7).....................................................................          0            --
  Joseph McCarthy(7)......................................................................          0            --
  Edward L. Cohen.........................................................................          0            --
  Edwin T. Burton, III....................................................................          0            --
  Edward P. Dowd..........................................................................          0            --
  All directors and executive officers as a group (15 persons)............................    980,010           5.5%

--------------------------
(1) The business address of Acadia Partners, L.P. is 201 Main Street, Suite 3100, Fort Worth, TX 76102. Includes 1,373,034 shares owned by Acadia Partners, L.P. and 53,068 shares owned by Cherwell Investors, Inc. ("Cherwell"), a wholly owned subsidiary of Acadia Partners. The general partner of Acadia Partners, L.P. is Acadia FW Partners, L.P., the managing general partner of which is Acadia MGP, Inc. ("Acadia MGP"). J. Taylor Crandall is the sole stockholder of Acadia MGP and may be deemed to beneficially own the shares owned by Acadia Partners, L.P. and Cherwell. In addition, Mr. Crandall is the sole stockholder of each of PTJ, Inc. ("PTJ") and Group 31, Inc. ("Group 31"). PTJ is the managing general partner of PTJ Merchant Banking Partners, L.P., which is the general partner of Penobscot Partners, L.P. ("Penobscot"), which together with MC Investment Corporation ("MC Investment"), Penobscot's wholly owned subsidiary, owns 275,299 shares. Group 31 is the general partner of FWHY Coinvestments VIII Partners, L.P. ("FWHY"), which owns 406,702 shares. As a result of his ownership of PTJ and Group 31, Mr. Crandall may also be deemed to beneficially own the 732,951 shares owned by Penobscot, MC Investment and FWHY, which shares are not included in the number of shares set forth as being owned by Acadia Partners, L.P. in the Principal Stockholders chart, above. The number of shares set forth as being owned by Acadia Partners, L.P. in the Principal Stockholders chart above also excludes 406,701 shares held by OHP EquiStar Partners, L.P. ("OHP") and OHP EquiStar Partners II, L.P. ("OHP II"). Oak Hill Partners, Inc. ("Oak Hill Partners"), which is the investment advisor to Acadia Partners, L.P., is the general partner of each of OHP and OHP II.

(2) The business address of RCM Capital Management, L.L.C. ("RCM Capital") is Four Embarcadero Center, Suite 2900, San Francisco, CA 94111. The Managing Agent of RCM Capital is RCM Limited L.P. ("RCM Limited"). The General Partner of RCM Limited is RCM General Corporation ("RCM General"). As such, RCM Limited and RCM General may be deemed to beneficially own such shares within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended ("Rule 13d-3"). In addition, RCM Capital is a wholly-owned subsidiary of Dresdner Bank AG ("Dresdner"). As such, Dresdner Bank also may be deemed to beneficially own the shares held by RCM Limited.

(3) The business address of La Salle Advisors Limited Partnership and ABKB/LaSalle Securities Limited Partnership (collectively, the "LaSalle Partnerships") is 11 South LaSalle Street, Chicago, IL 60603. The LaSalle Partnerships are registered investment advisors and may be deemed to beneficially own such shares within the meaning of Rule 13d-3. William K. Morrill, Jr. and Keith R. Pauley are employees of the LaSalle Partnerships and, in such capacity, also may be deemed to beneficially own such shares within the meaning of Rule 13d-3.

(4) The business address of Franklin Resources, Inc. ("FRI") is 777 Mariners Island Blvd., San Mateo, CA 94404. Such shares are owned by one or more open or closed-ended investment companies or other managed accounts which are advised by direct or indirect advisory subsidiares of FRI. Such advisory subsidiaries may be deemed to beneficially own such shares within the meaning of Rule 13d-3. Charles B. Johnson and Rupert H. Johnson, Jr. each own in excess of 10% of FRI and, as such, also may be deemed to own such shares held, directly or indirectly, by FRI within the meaning of Rule 13d-3.

(5) Includes shares held by entities over which Mr. Whetsell has beneficial ownership within the meaning of Rule 13d-3.

(6) Includes shares held by entities over which Messrs. McCaslin and Plunket have beneficial ownership within the meaning of Rule 13d-3.

(7) Such individuals own interests in entities which own shares of Common Stock, but these individuals do not have beneficial ownership of such shares of Common Stock within the meaning of Rule 13d-3.

SECTION 16(A) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

    Section 16(a) of the Exchange Act requires directors and executive officers of the Company, and persons who own more than 10% of the issued and outstanding shares of Common Stock, to file reports of beneficial ownership and changes in beneficial ownership with the Securities and Exchange Commission ("SEC"). Directors, executive officers and greater than 10% stockholders are required by SEC regulation to furnish the Company copies of all Section 16(a) forms they file.

    Based on a review of the copies of the forms furnished to the Company or representations by reporting persons, all of the filing requirements applicable to its officers, directors and greater than 10% stockholders were met for fiscal year 1996.

                                 PROPOSAL NO. 2
              RATIFICATION OF APPOINTMENT OF INDEPENDENT AUDITORS

    At the Annual Meeting, the stockholders will vote on the ratification of the appointment of KPMG Peat Marwick LLP, certified public accountants, as independent auditors to audit the accounts of the Company and its subsidiaries for the fiscal year ended December 31, 1997. A representative of KPMG will be present at the Annual Meeting and will have an opportunity to make a statement if he desires. He will be available to answer appropriate questions.

    THE BOARD RECOMMENDS THAT STOCKHOLDERS VOTE FOR THE RATIFICATION OF THE APPOINTMENT OF THE INDEPENDENT AUDITORS.

                                 MISCELLANEOUS

PROXY SOLICITATION

    The cost of soliciting proxies will be borne by the Company. In addition to soliciting proxies by mail, directors, executive officers and employees of the Company, without receiving additional compensation, may solicit proxies by telephone, by telegram or in person. Arrangements will also be made with brokerage firms and other custodians, nominees and fiduciaries to forward solicitation materials to the beneficial owners of shares of the Common Stock, and the Company will reimburse such brokerage firms and other custodians, nominees and fiduciaries for reasonable out-of-pocket expenses incurred by them in connection with forwarding such materials.

ANNUAL REPORT

    The Annual Report of the Company, including financial statements for the fiscal year ended December 31, 1996, is being forwarded to each stockholder with this Proxy Statement.

STOCKHOLDER'S PROPOSALS FOR NEXT ANNUAL MEETING

    If any stockholder of the Company intends to present a proposal for consideration at the next Annual Meeting of Stockholders and wishes to have such proposal in the proxy statement and form of proxy distributed by the Board of Directors with respect to such meeting, such proposal must be received at the Company's principal executive offices, 1010 Wisconsin Avenue, N.W., Washington, D.C. 20007, Attention: John Emery, Secretary, no later than December 15, 1997. In addition, any stockholder intending to present a proposal for consideration at the next Annual Meeting of Stockholders must also comply with certain provisions of the Company's current Certificate of Incorporation and By-Laws.

                                 OTHER MATTERS

    The Board does not know of any business to be presented for consideration at the Annual Meeting or any adjournment thereof other than as stated in the Notice of Annual Meeting of Stockholders. The affirmative vote of the holders of a majority of the shares of Common Stock represented at the Annual Meeting or any adjournment thereof and actually voted would be required with respect to any such other matter that is properly presented and brought to a stockholder vote.

                                          /s/ JOHN EMERY

                                          John Emery
                                          SECRETARY

March 28, 1997

COPIES OF THE COMPANY'S ANNUAL REPORT ON FORM 10-K FOR THE COMPANY'S FISCAL YEAR ENDED DECEMBER 31, 1996 AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION WILL BE PROVIDED TO SHAREHOLDERS WITHOUT CHARGE UPON WRITTEN REQUEST TO JOHN EMERY, SECRETARY, CAPSTAR HOTEL COMPANY, 1010 WISCONSIN AVENUE, N.W., WASHINGTON, D.C. 20007.

                              DETACH HERE
P  R  O  X  Y

                          CAPSTAR HOTEL COMPANY

                       1010 WISCONSIN AVENUE, N.W.
                         WASHINGTON, D.C.  20007

                    SOLICITED BY THE BOARD OF DIRECTORS
                  FOR THE ANNUAL MEETING OF STOCKHOLDERS

 The undersigned hereby appoints Paul W. Whetsell, David M. McCaslin and
William M. Karnes, each with the power to appoint his substitute, and hereby authorizes them to represent and to vote, as designated on the reverse side, all shares of common stock of CapStar Hotel Company (the "Company") held of record by the undersigned on March 24, 1997 at the Annual Meeting of Stockholders to be held on May 13, 1997 and any adjournments thereof.

 THIS PROXY WHEN PROPERLY EXECUTED WILL BE VOTED AS DIRECTED. IF NO DIRECTION IS GIVEN WITH RESPECT TO A PARTICULAR PROPOSAL, THIS PROXY WILL BE VOTED FOR SUCH PROPOSAL.

 PLEASE MARK, DATE, SIGN, AND RETURN THIS PROXY CARD PROMPTLY, USING THE ENCLOSED ENVELOPE NO POSTAGE IS REQUIRED IF MAILED IN TH UNITED STATES.

      CONTINUED AND TO BE SIGNED ON REVERSE SIDE             SEE REVERSE
                                                                 SIDE

Dear Stockholder:

      Please take note of the important information enclosed in this mailing. There are a number of issues related to the operation of the Company that require your immediate attention.

      Your vote counts, and you are strongly encouraged to exercise your right to vote your shares.

      Please mark the boxes on the proxy card to indicate how your shares will be voted. Then sign the card, detach it and return your proxy in the enclosed postage paid envelope.

      Thank you in advance for your prompt consideration of these matters.

                                 Sincerely,


                            CAPSTAR HOTEL COMPANY




                                   DETACH HERE


/X/ Please mark votes as in this example

1.    Election of Directors                   2.   Ratify the appointment of
      Nominees: Bradford E. Bernstein,             KPMG Peat Marwick LLP
      Edward T. Burton, III, Edward L.             as independent auditors.
      Cohen, Daniel L. Doctoroff, Edward           for   against   abstain
      P. Dowd, William S. Janes, Mahmood           / /     / /       / /
      Khimji, Joseph McCarthy, David E.
      McCaslin and Paul W. Whetsell
      for           withheld                  3.   In their discretion, the
      / /            / /                           proxies are authorized to
                                                   vote upon any other
                                                   business that may
                                                   properly come before the
                                                   meeting.

/ /
--------------------------------------
For all nominees except as noted above


                                              / /  Mark here for address
                                                   change change and note at
                                                   left.


                                                   Please sign exactly as name
                                                   appears hereon.  Joint owners
                                                   should each sign.  Executors,
                                                   administrators, trustees,
                                                   guardians or other fiduciaries
                                                   should give full title as
                                                   such.  If signing for a
                                                   corporation, please sign in
                                                   full corporate name by a duly
                                                   authorized officer.